Exhibit 10.7

ULTICOM, INC.

Stock Option Agreement

This STOCK OPTION AGREEMENT governs the terms and conditions of the stock option (the “Option”) specified in the Notice of Grant of Stock Options and Option Agreement delivered herewith (the “Notice of Grant”) entitling the person to whom the Notice of Grant is addressed (the “Grantee”) to purchase from Ulticom, Inc. (the “Corporation”) the number of shares of the Corporation's common stock, par value $.00 per share (the “Common Stock”) indicated in the Notice of Grant, subject to adjustment as set forth in the Ulticom, Inc. 2005 Stock Incentive Compensation Plan, as such plan may be amended from time to time (the “Plan”).  The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

1.           The Option.  The Option is granted pursuant to the Plan and is effective from and after the effective date of grant specified in the Notice of Grant (the “Date of Grant”).  The Grantee, by executing the Notice of Grant and accepting the Option, acknowledges that the Option is in all respects subject to and governed by the terms of this Stock Option Agreement and of the Plan.  The Grantee acknowledges receipt of the Plan and that the provisions of the Plan are incorporated herein by reference in their entirety.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

2.           The Option Price.  The purchase price of the shares of Common Stock issuable upon exercise of the Option is the price specified in the Notice of Grant, subject to adjustment as provided in the Plan (the “Option Price”), which price is agreed to be not less than the Fair Market Value of the shares of Common Stock on the Date of Grant.

3.           Exercise of Option.

(a)           The exercise of the Option and the acquisition, holding and disposition of the shares of Common Stock shall be subject to the terms and provisions of the Plan and this Stock Option Agreement.  Neither the Grantee nor the Grantee's legal representatives, legatees or distributees shall be or be deemed to be the holder of any of the shares of Common Stock unless and until the Option shall have been duly exercised and certificates representing such shares of Common Stock shall have been issued.  Upon payment of the Option Price in accordance with the terms hereof, the shares of Common Stock shall be fully paid and nonassessable.

(b)           Except as otherwise expressly provided in this Stock Option Agreement or the Plan, the right to purchase shares of Common Stock under the Option shall vest and become nonforfeitable in equal installments on each of the first, second, third and fourth anniversaries of the Date of Grant (each, a “Vesting Date”); provided, that the Grantee remains in Continuous Service on the applicable Vesting Date.  The Option shall become exercisable at each Vesting

Date for the number of shares of Common Stock vesting at such date, and shall thereafter remain exercisable as to such shares of Common Stock until it is exercised in full or terminates; provided that in no event shall the Option be exercisable after the expiration of ten years from the Date of Grant

(c)           The person at the time entitled to exercise the Option (the “Option Holder”) may exercise the Option by delivering to the Corporation, not more than thirty calendar days prior to the date upon which all or any portion of the Option is to be exercised, written notice (the “Notice”) of his or her election to exercise all or a part of the Option, which Notice shall specify the date for the exercise of the Option and the number of shares of Common Stock in respect of which the Option is to be exercised.  The date specified in the Notice shall be a business day of the Corporation.  In the event that, at the time an Option Holder desires to exercise an Option, the Corporation shall have in effect an arrangement with a financial institution (the “Designated Broker”) providing facilities for the exercise of Options and the payment of the Option Price, the Option Holder may cause the Option to be exercised on his or her behalf by the Designated Broker upon such terms and subject to such conditions as shall exist as part of such arrangement.

(d)           On the date specified in the Notice, the Option Price of the shares of Common Stock in respect of which the Option is exercised shall be paid in full by the Option Holder, and the Corporation shall deliver to the Option Holder certificates representing the number of Shares in respect of which the Option is being exercised, registered in his name.  All or any portion of such payment may be made in kind by the delivery of shares of Common Stock in the manner set forth in section 8.6 of the Plan.

(e)           Unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), permitting the sale and delivery of the shares of Common Stock upon exercise of the Option shall be in effect at the date of such exercise, the shares of Common Stock shall be issued only in reliance on the Option Holder's representations made hereby and effective the date of such issuance that such shares of Common Stock are being acquired for investment and not with a present view to distribution; that the Option Holder understands that the shares of Common Stock have not been registered under the Securities Act and cannot be sold, transferred, pledged or hypothecated unless a registration statement under the Securities Act is in effect with respect thereto or the Corporation has received an opinion of counsel, satisfactory to it, to the effect that such registration is not required; that the Option Holder  has such knowledge and experience in financial and business matters as is necessary to evaluate the risks of the investment represented by the purchase of the shares of Common Stock and is able to bear the economic risk of such investment; that the Option Holder  is purchasing the shares of Common Stock based on an independent evaluation of the long-term prospects of the Corporation; and that the Option Holder  has been furnished with such financial and other information relating to the Corporation as the Option Holder  has requested.  The Corporation may require, as a condition of the issuance of any shares of Common Stock upon the exercise of the Option, that the person exercising the Option execute and deliver to the Corporation such certificates, agreements or other instruments as in the judgment of the Corporation may be necessary or otherwise appropriate to assure that the shares of Common Stock are issued in accordance with the Securities Act and all other applicable laws and regulations and that the certificates representing the shares of Common Stock issued upon such exercise bear any restrictive legend required for such purpose.  If, and to the extent that, in the judgment of the Corporation the exercise of the Option may, under applicable laws or regulations in effect at the time of exercise, subject the Corporation to any obligation to withhold or pay amounts for federal, state, local, social security, or any other taxes, the exercise of the Option and the issuance of any shares of Common Stock thereunder shall be subject to such conditions, including the payment of funds to the Corporation or the offset of amounts otherwise payable by the Corporation, as the Corporation may determine to be necessary or otherwise appropriate to satisfy such obligation.

4.           Adjustment of Option.  The number of shares of Common Stock issuable upon exercise of the Option, or the amount and kind of other securities issuable in addition thereto or in lieu thereof upon the occurrence of certain events specified in the Plan, shall be determined and subject to adjustment, as the case may be, in accordance with the procedures specified therein.  Any such adjustment shall be made to the nearest whole share, and no fractional shares shall be issued as a result of any adjustment pursuant to this Section.

5.           Transfer of Option; Termination of Employment.  Neither the Option nor any interest therein shall be assignable or transferable except as expressly permitted by, and in accordance with the applicable terms and conditions of, the Plan.  Upon the Grantee’s cessation of Continuous Service for any reason, subject to the applicable terms and conditions of this Stock Option Agreement and the Plan, the Option may be exercised within the time limits set forth in the Plan by the person or persons specified therein as to the number of shares of Common Stock vested or exercisable as of the date of such cessation of Continuous Service and any other portion of the Option shall be immediately forfeited.

6.           Miscellaneous.

(a)           As a condition of the grant of the Option, the Grantee hereby agrees, for himself and his personal representatives, successors and assigns, that any dispute which may arise under or as a result of the application of the terms and conditions of this Stock Option Agreement or the Plan shall be determined by the Board or any Committee thereof to whom the administration of the Plan is delegated thereunder, which determination shall be final, binding and conclusive.

(b)           The existence of the Option shall not be deemed to constitute or confer upon the Option Holder any rights as a shareholder of the Corporation (including, without limitation rights to dividends) until the Option Holder has given the Notice of exercise of the Option, paid in full for such shares of Common Stock, been issued certificates in the Option Holder’s name representing such shares of Common Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan, and shall not be deemed to affect in any way the right or power of the Corporation or its shareholders to make or authorize to be made (i) any adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Corporation, (ii) any merger or consolidation of the Corporation with or into any other corporation or entity, (iii) any issue of bonds, debentures or capital stock entitling the holders thereof to rights, preferences or privileges superior to the holders of shares of Common Stock in respect of such shares, (iv) the dissolution or liquidation of the Corporation, or the sale or transfer of all or any part of its assets or business or (v) any other corporate act or proceeding, whether of a similar character or otherwise.

(c)           Any notification required by the terms of this Stock Option Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Corporation, Attention: General Counsel, at its principal executive office and to the Grantee at the address that he or she most recently provided to the Corporation.

(d)           In the event that the Option Holder shall at any time sell any of the shares of Common Stock, he or she shall give written notice of such sale to the Corporation not later than ten days after the date thereof, which notice shall state the number of shares of Common Stock sold and the amount received upon such sale.

                      (e)           This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation and, to the extent provided herein and in the Plan, shall be binding upon and inure to the benefit of the Grantee's legal representatives, successors and assigns.

(f)           Nothing in this Stock Option Agreement or in the Plan shall confer upon the Grantee any right to any future Awards and to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation, any Subsidiary or any Affiliate, which rights are hereby expressly reserved by each, to terminate the Continuous Service of the Grantee at any time and for any reason.

(g)           This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in such State, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Stock Option Agreement or the Plan to the substantive law of another jurisdiction.

(h)           No waiver of any breach or condition of this Stock Option Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(i)           The provisions of this Stock Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(j)           Section and sub-section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

(k)           This Stock Option Agreement, together with the Notice of Grant and the Plan, constitutes the entire agreement and understanding between the Corporation and the

Grantee relative to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.  This Stock Option Agreement may be amended, modified or superseded, except as otherwise expressly provided in the Plan, only by a written instrument duly executed by the party or parties sought to be bound thereby.

Ulticom, Inc.                                                                                             Date________________

(Employee Name)                                                                                     Date________________